EXHIBIT 10.1
ARKANSAS BEST CORPORATION
RESTRICTED STOCK UNIT AWARD AGREEMENT
(Non-Employee Directors)
     This Restricted Stock Unit Award Agreement (this “Agreement”) is dated as of this ___ day of ___, 20___ (the “Grant Date”), and is between Arkansas Best Corporation (the “Company”) and ___ (“Participant”).
     WHEREAS, the Company, by action of the Board and approval of its shareholders established the Arkansas Best Corporation 2005 Ownership Incentive Plan (the “Plan”);
     WHEREAS, Participant is a member of the Board and is not employed by the Company or a Subsidiary;
     WHEREAS, the Company desires to encourage Participant to own Common Stock for the purposes stated in Section 1 of the Plan; and
     WHEREAS, Participant and the Company have entered into this Agreement to govern the terms of the Restricted Stock Unit Award (as defined below) granted to Participant by the Company.
     NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:
1. Definitions
     Defined terms in the Plan shall have the same meaning in this Agreement, except where the context otherwise requires.
2. Grant of Restricted Stock Units
     On the Grant Date, the Company hereby grants to Participant an Award of ___ Restricted Stock Units (the “Award”) in accordance with Section 9 of the Plan and subject to the conditions set forth in this Agreement and the Plan (as amended from time to time). Each Restricted Stock Unit subject to the Award represents the right to receive one Share (as adjusted from time to time pursuant to Paragraph 14 hereof and/or Section 13 of the Plan) upon the terms and subject to the conditions (including the vesting conditions) set forth in this Agreement and the Plan. By accepting the Award, Participant irrevocably agrees on behalf of Participant and Participant’s successors and permitted assigns to all of the terms and conditions of the Award as set forth in or pursuant to this Agreement and the Plan (as such Plan may be amended from time to time).

3. Vesting; Payment
     (a) The Award shall not be vested as of the Grant Date and shall be forfeitable unless and until otherwise vested pursuant to the terms of this Agreement. After the Grant Date, provided that Participant remains a member of the Board continuously through the fifth anniversary of the Grant Date (the “Normal Vesting Date”), the Award shall become vested with respect to 100% of the Restricted Stock Units on such Normal Vesting Date. In addition, prior to the Normal Vesting Date:
     (i) the Award shall become vested with respect to 100% of the Restricted Stock Units on the first date on or after the 13-month anniversary of the Grant Date that Participant satisfies the requirements for Normal Retirement, as defined below, whether or not actual retirement or separation from service has occurred on that date
     (ii) on the first date on or after the 13-month anniversary of the Grant Date on which Participant satisfies the requirements for Early Retirement, as defined below whether or not actual retirement or separation from service has occurred on that date, the Award shall become vested with respect to the number of the Restricted Stock Units subject to the Award multiplied by a fraction, (A) the numerator of which is equal to the number of full months between such date and the Grant Date, and (B) the denominator of which is 60, and the Award shall continue to vest on the fifteenth day of each subsequent month until the first day of the month in which Normal Vesting Date occurs with respect to an additional one-sixtieth of the number of Restricted Stock Units subject to the Award. No vesting will occur by virtue of Normal Retirement or Early Retirement prior to the 13-month anniversary of the Grant Date. In the month that the Normal Vesting Date occurs, all Units not previously vested shall become vested on the date of the month that corresponds to the Grant Date.
     For purposes of this Agreement, the term “Normal Retirement” shall mean Participant’s retirement from service as a member of the Board on or after age 65 so long as Participant has, as of the date of such retirement, at least 5 years of service with the Company.
     For purposes of this Agreement, the term “Early Retirement” shall mean Participant’s retirement from service as a member of the Board with at least 3 years of Board member service with the Company.
     Restricted Stock Units that have vested and are no longer subject to a substantial risk of forfeiture are referred to herein as “Vested Units.” Restricted Stock Units that are not vested and generally remain subject to forfeiture are referred to herein as “Unvested Units.”
     (b) Notwithstanding anything to the contrary in this Paragraph 3, the Award shall be subject to earlier acceleration of vesting and/or forfeiture and transfer as provided in this Agreement and the Plan.
     (c) Subject to Paragraph 3(d) below, on the Normal Vesting Date, or, if earlier, the date Participant’s service as a member of the Board terminates on or after he satisfied the requirements for accelerated vesting by virtue of qualifying for Normal Retirement or Early Retirement, Participant shall be entitled to receive one Share (subject to adjustment under

Section 13 of the Plan) for each Vested Unit in accordance with the terms and provisions of this Agreement and the Plan. The Company will transfer such Shares to Participant or Participant’s designee subject to (i) Participant’s satisfaction of any required tax withholding obligations as set forth in Paragraph 7 and (ii) the restrictions, if any, imposed by the Company pursuant to Paragraph 15(f) or otherwise pursuant to the terms and conditions of the Plan and this Agreement.
     (d) Subject to the satisfaction of all of the tax withholding obligations described in Section 7 below, Participant may irrevocably elect to defer the receipt of any Shares issuable pursuant to Vested Units, including Units distributable by reason of Sections 6(b) or (c), by submitting to the Company an election to defer receipt in the form attached hereto as Exhibit A (the “Deferral Election Form”). In the event Participant intends to defer the receipt of any Shares, Participant must submit to the Company a proposed Deferral Election Form within 30 days following the Grant Date of the Award. Notwithstanding anything herein to the contrary, any Shares subject to Vested Units with respect to which a deferred payment date has been elected shall be immediately distributed to Participant or Participant’s estate, as applicable, upon Participant’s death or Disability (as defined below) or upon a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company within the meanings ascribed to such terms in Treasury Department regulations or other guidance issued under Section 409A of the Code. Participant hereby represents that he or she understands the effect of any such deferral under relevant federal, state and local tax laws.
     (e) The date upon which Shares are to be issued under either Paragraph 3(c) or 3(d) is referred to as the “Settlement Date.” The issuance of the Shares hereunder may be effected by the issuance of a stock certificate, recording shares on the stock records of the Company or by crediting shares in an account established on the Participant’s behalf with a brokerage firm or other custodian, in each case as determined by the Company. Fractional shares will not be issued pursuant to the Award.
     Notwithstanding the above, prior to a Change in Control, (i) for administrative or other reasons, the Company may from time to time temporarily suspend the issuance of Shares in respect of earned Vested Units (whether or not deferred), (ii) the Company shall not be obligated to deliver any Shares during any period when the Company determines that the delivery of Shares hereunder would violate any federal, state or other applicable laws, and (iii) the date on which shares are issued hereunder may include a delay in order to provide the Company such time as it determines appropriate to address tax withholding and other administrative matters.
     Notwithstanding the delay for administrative or other reasons provided for in clauses (i) and (iii) above, in no event will such issuance of shares be delayed beyond the later of the end of the calendar year or the 15th day of the third month after the month in which the Settlement Date occurs, or such other time as permitted under Section 409A of the Code and the regulations thereunder without the imposition of any additional taxes under Section 409A of the Code.
     Notwithstanding any other provision of the Plan, this Agreement or the Deferral Election Form to the contrary, the Plan, this Agreement and the Deferral Election Form shall be construed or deemed to be amended as necessary to comply with the requirements of Section 409A of the Code to avoid the imposition of any additional or accelerated taxes or other penalties under

Section 409A of the Code. The Committee, in its sole discretion, shall determine the requirements of Section 409A of the Code applicable to the Plan, this Agreement and the Deferral Election Form and shall interpret the terms of the Plan, this Agreement and the Deferral Election Form consistently therewith. Under no circumstances, however, shall the Company have any liability under the Plan, this Agreement or the Deferral Election Form for any taxes, penalties or interest due on amounts paid or payable pursuant to the Plan, this Agreement or the Deferral Election Form, including any taxes, penalties or interest imposed under Section 409A of the Code.
4. Status of Participant
     Except as set forth in Paragraph 5, Participant shall have no rights as a stockholder (including, without limitation, any voting rights with respect to the Shares subject to the Award) with respect to either the Restricted Stock Units granted hereunder or the Shares underlying the Restricted Stock Units, unless and until such Shares are issued in respect of Vested Units, and then only to the extent of such issued Shares.
5. Dividend Equivalents
     From and after the Grant Date and unless and until the Restricted Stock Units are forfeited or otherwise transferred back to the Company, Participant will be entitled to receive cash payments (subject to applicable withholding taxes) equal to all dividends and other distributions paid with respect to the Shares subject to this Award, which dividend equivalent payments shall be paid on or about the date such dividends or other distributions are payable to public stockholders, subject to any applicable tax withholding requirements. Notwithstanding the foregoing, no such dividend equivalents will be paid with respect to any dividend or other distribution declared by the Company in connection with which the Award is adjusted pursuant to Paragraph 14 hereof and/or Section 13 of the Plan. For avoidance of doubt, this ineligibility for a dividend equivalent will apply only to the actual stock distribution in question (in the year of such distribution), and shall not adversely affect the ability to receive subsequent regular cash dividends on the Award as so adjusted.
6. Effect of Termination of Board Service; Change in Control
     (a) General. Except as provided in Paragraphs 6(b) or (c), upon a termination of Participant’s service as a member of the Board for any reason, the Unvested Units shall be forfeited by Participant and cancelled and surrendered to the Company without payment of any consideration to Participant.
     (b) Death; Disability. Upon a termination of Participant’s service as a member of the Board by reason of Participant’s death or Disability, all Unvested Units shall vest as of the date of such termination of service and, unless Participant has elected deferred payment date pursuant to Section 3(d), be issued as soon as administratively possible. For the purposes of this Agreement, the term “Disability” shall mean a condition under which Participant either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan.
     (c) Change in Control. All Unvested Units shall vest as of the date a Change in Control occurs and be issued as soon as administratively possible so long as with respect to any amounts that the Company determines to be deferred compensation within the meaning of Section 409A of the Code, such Change in Control qualifies as a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company within the meanings ascribed to such terms in Treasury Department regulations or other guidance issued under Section 409A of the Code.
7. Withholding and Disposition of Shares
     Participant is liable and responsible for all taxes owed in connection with the Award, regardless of any action the Company takes with respect to any tax reporting or withholding obligations that arise in connection with the Award. The Company does not make any representation or undertaking regarding the tax treatment of the grant or vesting of the Award or the subsequent sale of Shares issuable pursuant to the Award. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate Participant’s tax liability.
8. Excess Parachute Payments
     Notwithstanding anything in this Agreement to the contrary, if any of the payments in respect of this Award, together with any other payments to which Participant has the right to receive from the Company or any purchaser, successor, or assign, would constitute an “excess parachute payment” (as defined in Code Section 280G), the payments pursuant to the Award and/or such other plans or agreements shall be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Code Section 4999.
9. Plan Controls
     The terms of this Agreement are governed by the terms of the Plan, as it exists on the Grant Date and as the Plan is amended from time to time. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise in this Agreement. The term “Section” generally refers to provisions within the Plan; provided, however, the term “Paragraph” shall refer to a provision of this Agreement.
10. Limitation on Rights; No Right to Future Grants; Extraordinary Item
     By entering into this Agreement and accepting the Award, Participant acknowledges that: (a) Participant’s participation in the Plan is voluntary and (b) the grant of the Award will not be interpreted to form an employment or Board member relationship with the Company or any Subsidiary. The Company shall be under no obligation whatsoever to advise Participant of the existence, maturity or termination of any of Participant’s rights hereunder and Participant shall be responsible for familiarizing himself or herself with all matters contained herein and in the Plan which may affect any of Participant’s rights or privileges hereunder.
11. Committee Authority
     Any question concerning the interpretation of this Agreement or the Plan, any adjustments required to be made under the Plan, and any controversy that may arise under the Plan or this Agreement shall be determined by the Committee in its sole and absolute discretion. Such decision by the Committee shall be final and binding.
12. Transfer Restrictions
     Any sale, transfer, assignment, encumbrance, pledge, hypothecation, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, whether voluntary or by operation of law, directly or indirectly, of (i) Unvested Units, (ii) Vested Units prior to the Settlement Date, or (iii) Shares subject to such Unvested Units or Vested Units shall be strictly prohibited and void; provided, however, Participant may assign or transfer the Award to the extent permitted under the Plan, provided that the Award shall be subject to all the terms and condition of the Plan, this Agreement and any other terms required by the Committee as a condition to such transfer.
13. Suspension or Termination of Award
     Pursuant to Section 16 of the Plan, if at any time prior to Participant’s receipt of Shares pursuant to the Award an Authorized Officer reasonably believes that Participant may have committed an Act of Misconduct (as defined below), the Authorized Officer, the Committee or the Board may suspend Participant’s rights to vest in any Restricted Stock Units, and/or to receive payment for or receive Shares in settlement of Vested Units pending a determination of whether an Act of Misconduct has been committed. In addition, pursuant to Section 16 of the Plan, if the Committee or an Authorized Officer determines Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any Subsidiary, breach of fiduciary duty, violation of Company ethics policy or code of conduct, deliberate disregard of Company or Subsidiary rules, or if Participant makes an unauthorized disclosure of any Company or Subsidiary trade secret or confidential information, solicits any employee or service provider to leave the employ or cease providing services to the Company or any Subsidiary, breaches any intellectual property or assignment of inventions covenant, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any Company or Subsidiary customer to breach a contract with the Company or any Subsidiary or to cease doing business with the Company or any Subsidiary, or induces any principal for whom the Company or any Subsidiary acts as agent to terminate such agency relationship (any of the foregoing acts, an “Act of Misconduct”), then except as otherwise provided by the Committee, (i) neither Participant nor Participant’s estate nor transferee will be entitled to vest in or have the restrictions on Unvested Units lapse, or otherwise receive payment or Shares in respect of Vested Units and (ii) Participant will forfeit all undelivered (including deferred) Vested and Unvested Units. In making such determination, the Committee or an Authorized Officer shall give Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Committee or an opportunity to submit written comments, documents, information and arguments to be considered by the Committee. Any dispute by Participant or other person as to the determination of the Committee must be resolved pursuant to Paragraph 15(j).
14. Adjustment of and Changes in the Stock
     In the event that the number of Shares increases or decreases through a reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends), or otherwise, the Committee shall equitably adjust the number of Shares subject to this Award to reflect such increase or decrease.
15. General Provisions
     (a) Notices. Whenever any notice is required or permitted hereunder, such notice must be in writing and delivered in person or by mail (to the address set forth below if notice is being delivered to the Company) or electronically. Any notice delivered in person or by mail shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. Any notice given by the Company to Participant directed to Participant at Participant’s address on file with the Company shall be effective to bind Participant and any other person who shall have acquired rights under this Agreement. The Company or Participant may change, by written notice to the other, the address previously specified for receiving notices. Notices delivered to the Company in person or by mail shall be addressed as follows:

Company:	Arkansas Best Corporation
	Attn:	Executive Benefits
P.O. Box 10048
Fort Smith, AR 72917-0048
Fax: (479) 494-6928
     (b) No Waiver. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.
     (c) Undertaking. Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Participant or the Award pursuant to the express provisions of this Agreement.
     (d) Entire Contract. This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and will in all respects be construed in conformity with the express terms and provisions of the Plan.

     (e) Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and Participant and Participant’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.
     (f) Securities Law Compliance. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by Participant or other subsequent transfers by Participant of any Shares issued as a result of or under this Award, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act of 1933, as amended, covering the Award and/or the Shares underlying the Award and (iii) restrictions as to the use of a specified brokerage firm or other agent for such resales or other transfers. Any sale of the Shares must also comply with other applicable laws and regulations governing the sale of such shares.
     (g) Information Confidential. As partial consideration for the granting of the Award, Participant agrees that he or she will keep confidential all information and knowledge that Participant has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to Participant’s spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.
     (h) Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to any awards granted under the Plan by electronic means or to request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, and such consent shall remain in effect throughout Participant’s term of service with the Company and thereafter until withdrawn in writing by Participant.
     (i) Governing Law. Except as may otherwise be provided in the Plan, the provisions of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to principles of conflicts of law.
     (j) Arbitration of Disputes. Pursuant to Section 23 of the Plan, Participant hereby agrees as follows:
          (i) If Participant or Participant’s transferee wishes to challenge any action of the Committee or the Plan Administrator, the person may do so only by submitting to binding arbitration with respect to such decision. The review by the arbitrator will be limited to determining whether Participant or Participant’s transferee has proven that the Committee’s decision was arbitrary or capricious. This arbitration will be the sole and exclusive review permitted of the Committee’s decision. Participant explicitly waives any right to judicial review.

          (ii) Notice of demand for arbitration will be made in writing to the Committee within thirty (30) days after written notice to Participant of the applicable decision by the Committee. The arbitrator will be selected by mutual agreement of the Committee and Participant. If the Committee and Participant are unable to agree on an arbitrator, the arbitrator will be selected by the American Arbitration Association. The arbitrator, no matter how selected, must be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association. The arbitrator will administer and conduct the arbitration pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. Each side will bear its own fees and expenses, including its own attorney’s fees, and each side will bear one half of the arbitrator’s fees and expenses; provided, however, that the arbitrator will have the discretion to award the prevailing party its fees and expenses. The arbitrator will have no authority to award exemplary, punitive, special, indirect, consequential, or other extracontractual damages. The decision of the arbitrator on the issue(s) presented for arbitration will be final and conclusive and any court of competent jurisdiction may enforce it.
     (k) Section 409A of the Code. This Award is intended to comply, to the extent applicable, with the election, distribution and any other requirements of Section 409A of the Code and, as such, shall be interpreted in a manner consistent therewith. Notwithstanding anything herein or in the Plan to the contrary, the Company may, in its sole discretion, amend this Award (which amendment shall be effective upon its adoption or at such other time designated by the Company) as may be necessary to avoid the imposition of the additional tax under Section 409A(a)(1)(B) of the Code or otherwise comply with Section 409A and the regulations thereunder; provided, however, that any such amendment shall be implemented in such a manner as to preserve, to the greatest extent possible, the terms and conditions of this Award as in existence immediately prior to any such amendment.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ARKANSAS BEST CORPORATION

By:

Name:
Title:

PARTICIPANT

[Participant]

Exhibit A
ARKANSAS BEST CORPORATION
RESTRICTED STOCK UNIT
INITIAL DEFERRAL ELECTION FORM
     Effective as of                     , the undersigned hereby irrevocably elects (the “Election”) to defer receipt of certain shares of common stock (the “Shares”) of Arkansas Best Corporation (the “Company”) related to the Restricted Stock Units (the “Award”) awarded under and pursuant to the Restricted Stock Unit Award Agreement dated                      (the “Award Agreement”) and the Arkansas Best Corporation 2005 Ownership Incentive Plan, as amended from time to time (the “Plan”). This deferral shall be made in accordance with the terms and provisions outlined in this Election in the manner and amount set forth below. In making this Election, you may elect to defer the settlement of all or a portion of your Award. Your deferral must be expressed as a percentage of the Restricted Stock Units subject to the Award. In executing this Election form you acknowledge that, in order to be effective, (i) the Election must be returned no later than 30 days following the Grant Date set forth in your Award Agreement, and (ii) the portion of your Award subject to this Election must not become vested until more than 12 months following the date of this Election (or, if later, 13 months following the Grant Date).
     In general, all deferrals pursuant to this election will be paid out in Shares. Subject to the terms and conditions of the Award Agreement and the Plan, all of the Shares you are entitled to receive on the Settlement Date specified in this Election will be transferred to you on the applicable Settlement Date.
Amount of the Deferral
☐	I hereby irrevocably elect to defer settlement of ___% of the Shares subject to the Award.
Duration of the Deferral
Settlement of that portion of the Award specified above shall be deferred until [complete by checking the appropriate box below and, if applicable, filling in the distribution date. CHECK ONLY ONE BOX]:
☐	, 20___ [Note: this date must be after , 20___]; or

☐	the termination of my service as a member of the Board; or

☐	the earlier of , 20___ [Note: this date must be after , 20___] or the termination of my service as a member of the Board; or

☐	the later of , 20___ [Note: this date must be after , 20___] or the termination of my service as a member of the Board.

Terms and Conditions
By signing this form, you acknowledge your understanding and acceptance of the following:
     1. Submission of Election to the Company. You understand that the Election must be submitted to the Company within 30 days following the date the Award was granted.
     2. Dividend Equivalents. You will be entitled to receive cash payments (subject to applicable withholding taxes) equal to all dividends and other distributions paid with respect to the Shares subject to this Election. Dividend equivalent payments shall be paid in cash on or about the date such dividends or other distributions are payable to public stockholders, subject to any applicable tax withholding requirements. Notwithstanding the foregoing, no such dividend equivalents will be paid with respect to any dividend or other distribution declared by the Company in connection with which the Award is adjusted pursuant to Paragraph 14 of the Award Agreement and/or Section 13 of the Plan. For avoidance of doubt, this ineligibility for a dividend equivalent will apply only to the actual stock distribution in question (in the year of such distribution), and shall not adversely affect the ability to receive subsequent regular cash dividends on the Award as so adjusted.
     3. Status of Participant. Except as set forth in Paragraph 3 above, you will have no rights as a stockholder (including, without limitation, any voting rights with respect to the Shares subject to this Election) with respect to the Shares subject to this Election, unless and until such Shares are issued to you hereunder.
     4. Payment Acceleration. Notwithstanding anything herein to the contrary, any Shares subject to this Election shall be immediately distributed to you or your estate, as applicable, upon your death or Disability (as defined in the Award Agreement) or upon a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company within the meanings ascribed to such terms in Treasury Department regulations or other guidance issued under Section 409A of the Code.
     5. Administration. This Election is administered and interpreted by the Committee (as such term is defined in the Plan). The Committee has full and exclusive discretion to interpret and administer this Election. All actions, interpretations and decisions of the Committee are conclusive and binding on all persons, and will be given the maximum possible deference allowed by law.
     6. Arbitration of Disputes. All disputes under this Election form shall be subject to arbitration pursuant to Paragraph 15(j) of the Award Agreement and Section 23 of the Plan.

Submitted by:	Accepted by:

ARKANSAS BEST CORPORATION

By:

[Participant]	Name:
Title:

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Exhibit B
ARKANSAS BEST CORPORATION
RESTRICTED STOCK UNIT
DISTRIBUTION ELECTION CHANGE FORM
     Effective as of                     , the undersigned hereby irrevocably elects (the “Subsequent Election”) to change the timing of the distribution of certain shares of common stock (the “Shares”) of Arkansas Best Corporation (the “Company”) related to the Restricted Stock Units (the “Award”) awarded under and pursuant to the Restricted Stock Unit Award Agreement dated                      (the “Award Agreement”) and the Arkansas Best Corporation 2005 Ownership Incentive Plan, as amended from time to time (the “Plan”), which Shares are currently subject to a deferral election (the “Initial Election”) pursuant to a Deferral Election Form submitted to the Company on                      (the “Initial Election Form”). This deferral shall be made in accordance with the terms and provisions outlined in this Subsequent Election in the manner set forth below.
     As with your Initial Election, in general, all deferrals pursuant to this Subsequent Election will be paid out in Shares. Subject to the terms and conditions of the Award Agreement and the Plan, all of the Shares you are entitled to receive on the Settlement Date specified in this Subsequent Election will be transferred to you on the applicable Settlement Date.
Amount Subject to Subsequent Election
☐	I hereby irrevocably elect to defer settlement of ___% of the Shares previously deferred under my Initial Election.
Duration of the Subsequent Deferral Election
     You hereby acknowledge that this Subsequent Election is being made at least one year prior to the current Settlement Date of the Shares subject to the Initial Election. Settlement of the above described Shares shall be deferred until [complete by checking the appropriate box below that corresponds to your current distribution election (and, if applicable, filling in the distribution date) and then selecting a new distribution election. CHECK ONLY ONE BOX]:
☐	Current Settlement Date: , 20___

New Settlement Date: , 20___ [this date must be at least five years later than your current Settlement Date]

☐	Current Settlement Date: the termination of my service as a member of the Board

New Settlement Date: ___ years [this must be no less than five years] following the termination of my service as a member of the Board

☐	Current Settlement Date: the earlier of , 20___ or the termination of my service as a member of the Board

New Settlement Date: ___ years [this must be no less than five years] following the earlier of , 20___ [this date may not change from the Current Election] or the termination of my service as a member of the Board

☐	Current Settlement Date: the later of , 20___ or the termination of my service as a member of the Board

New Settlement Date: ___ years [this must be no less than five years] following the later of , 20___ [this date may not change from the Current Election] or the termination of my service as a member of the Board
Terms and Conditions
By signing this form, you acknowledge your understanding and acceptance of the following:
     1. Rules Regarding Changes to Distribution Elections. Any change to your existing deferral election must be made at least twelve months prior to the date the distribution otherwise would be made. Your new distribution election pursuant to this Subsequent Election will not take effect until twelve months after the date it is submitted to the Company. This Subsequent Election must defer the settlement of your Award for a minimum of five additional years.
     2. Dividend Equivalents. You will be entitled to receive cash payments (subject to applicable withholding taxes) equal to all dividends and other distributions paid with respect to the Shares subject to this Election. Dividend equivalent payments shall be paid in cash on or about the date such dividends or other distributions are payable to public stockholders, subject to any applicable tax withholding requirements. Notwithstanding the foregoing, no such dividend equivalents will be paid with respect to any dividend or other distribution declared by the Company in connection with which the Award is adjusted pursuant to Paragraph 14 of the Award Agreement and/or Section 13 of the Plan. For avoidance of doubt, this ineligibility for a dividend equivalent will apply only to the actual stock distribution in question (in the year of such distribution), and shall not adversely affect the ability to receive subsequent regular cash dividends on the Award as so adjusted.
     3. Status of Participant. Except as set forth in Paragraph 3 above, you will have no rights as a stockholder (including, without limitation, any voting rights with respect to the Shares subject to this Subsequent Election) with respect to either the Shares subject to this Subsequent Election, unless and until such Shares are issued to you hereunder.
     4. Payment Acceleration. Notwithstanding anything herein to the contrary, any Shares subject to this Election shall be immediately distributed to you or your estate, as applicable, upon your death or Disability (as defined in the Award Agreement) or upon a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company within the meanings ascribed to such terms in Treasury Department regulations or other guidance issued under Section 409A of the Code.

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     5. Administration. This Subsequent Election is administered and interpreted by the Committee (as such term is defined in the Plan). The Committee has full and exclusive discretion to interpret and administer this Subsequent Election. All actions, interpretations and decisions of the Committee are conclusive and binding on all persons, and will be given the maximum possible deference allowed by law.
     6. Arbitration of Disputes. All disputes under this Election form shall be subject to arbitration pursuant to Paragraph 15(j) of the Award Agreement and Section 23 of the Plan.

Submitted by:	Accepted by:

ARKANSAS BEST CORPORATION

By:

[Participant]	Name:
Title:

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